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                                                                 EXHIBIT 10.12


                         DEFERRED COMPENSATION AGREEMENT


This Deferred Compensation Agreement is entered into this 30th day of March, 1998, by and between MERRILL CORPORATION, a Minnesota corporation located at One Merrill Circle, St. Paul, Minnesota (the "Company") and JOHN W. CASTRO, an individual residing at 3825 Bridgewater Drive, Eagan, Minnesota (the "Executive").

                                    RECITALS


FIRST:  The Executive is an employee of the Company.

SECOND:  The Executive and the Company have entered into an Employment
Agreement.

THIRD: The Employment Agreement provides that the Company will pay the Executive a Bonus.

FOURTH: The Company and the Executive wish to provide for the automatic deferral of any portion of the Bonus that would cause the Executive's compensation for any fiscal year of the Company not to be deductible for the fiscal year pursuant to Code section 162(m).

NOW, THEREFORE, the Company and the Executive agree as follows:

                                    ARTICLE
                                       1.
                  DEFINITIONS, CONSTRUCTION AND INTERPRETATION

The definitions and rules of construction and interpretation set forth in this article apply in construing this Agreement unless the context otherwise indicates.

1.1. ACCOUNT. "Account" means the bookkeeping account maintained with respect to the Executive pursuant to Section 2.1.

1.2. AGREEMENT. "Agreement" means this Deferred Compensation Agreement as it may be amended from time to time.

1.3. BONUS. "Bonus" means the annual cash bonus to which Executive is entitled pursuant to the Employment Agreement.

1.4. BENEFICIARY. "Beneficiary" is the person designated or otherwise determined under the provisions of Section 3.5 as the distributee of benefits payable after the Executive's death.

1.5. CHANGE IN CONTROL. "Change in Control" means a change in control of the Company within the meaning of the Employment Agreement.

1.6.   CODE.  "Code" means the Internal Revenue Code of 1986, as amended.
       Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

1.7.   COMPANY.  "Company" means Merrill Corporation or any successor thereto.

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1.8.   CROSS REFERENCES.  References within a section of this Agreement to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

1.9. EMPLOYMENT AGREEMENT. "Employment Agreement" means the Employment Agreement made as of February 1, 1989 between the Company and the Executive, as amended by the Amendment to Employment Agreement dated as of April 29, 1994, and as it may be further amended from time to time.

1.10.  EXECUTIVE.  "Executive" means John W. Castro.

1.11. GOVERNING LAW. To the extent that state law is not preempted by the provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other laws of the United States, all questions arising in connection with this Agreement, including, without limitation, those pertaining to construction, validity, effect, enforcement and remedies, will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of laws rules of the State of Minnesota or any other jurisdiction.

1.12. HEADINGS. The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of this Agreement, the text will control.

1.13. TERMINATION OF EMPLOYMENT. "Termination of Employment" means (a) a complete termination of the employment relationship between the Company and the Executive as determined in accordance with generally applicable Company policies as in effect from time to time or (b) an absence from active employment with the Company due to accident, injury or illness if and when the Executive becomes entitled to receive benefits under the Company's long-term disability plan in connection with the absence. For purposes of determining whether the Executive has experienced a Termination of Employment, the term "Company" includes all entities, whether or not incorporated, that together with the Company are treated as a single employer pursuant to Code sections 414(b) and (c).

1.14. TRUST. "Trust" means the trust established pursuant to Section 4.1 of this Agreement, as it may be amended from time to time.

1.15. TRUSTEE. "Trustee" means the one or more banks or trust companies that at the relevant time has or have been appointed by the Company to act as Trustee of the Trust.

                                    ARTICLE
                                       2.
                                    BENEFITS

2.1. ACCOUNT. The Company will establish and maintain an Account for the Executive to evidence amounts credited pursuant to Sections 2.2 and 2.3.

2.2.   DEFERRAL CREDITS.

       (A) If payment of the Bonus for any fiscal year of the Company in accordance with the terms of the Employment Agreement would cause any portion of the Executive's compensation to not be deductible by the Company for the fiscal year pursuant to Code section 162(m), the amount of the Bonus that would otherwise be paid to the Executive

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            in accordance with the terms of the Employment Agreement will be reduced until no portion of the Executive's compensation is not deductible pursuant to Code section 162(m) and the amount of the reduction will be deferred pursuant to this Agreement.

       (B) The amount of any deferral pursuant to this Section 2.2 will be credited to the Executive's Account as of the date on which the Executive would have otherwise received the Bonus with respect to which such credit relates.

2.3. EARNINGS. As of the last day of each month, the Administrator will adjust the Account by multiplying the average daily balance of the Account for the month by the decimal equivalent of the percentage increase or decrease in the Standard & Poors 500 index for the month, determined by comparing the value of the index on the first business day of the month to the value of the index on the last business day of the month. The Company and the Executive may from time to time agree to an alternative methodology for calculating earnings. The agreement must be in writing and signed by the Company and the Executive.

2.4. VESTING. The Executive always has a fully vested nonforfeitable interest in his Account.

                                    ARTICLE
                                       3.
                                  DISTRIBUTION

3.1. DISTRIBUTION BEFORE TERMINATION OF EMPLOYMENT. Prior to the Executive's Termination of Employment, if, taking into account all other compensation that the Executive has or will receive for a fiscal year of the Company, the Company determines that the Executive may receive additional compensation without exceeding the maximum amount deductible by the Company for the fiscal year pursuant to Code section 162(m), not later than the last day of the fiscal year distribution of the Executive's Account will be made, in the form of a single lump sum payment, in an amount equal to the lesser of (a) the balance of the Account and (b) the amount of additional compensation that the Executive may receive for the fiscal year without exceeding the maximum amount deductible by the Company for the fiscal year pursuant to Code section 162(m).

3.2.   DISTRIBUTION AFTER TERMINATION OF EMPLOYMENT.

       (A) Distribution of the Executive's Account after his Termination of Employment will be made or begin, as the case may be, as soon as administratively practicable after the fifteenth day of the third month following the last day of the Company's fiscal year that includes the Executive's Termination of Employment.

       (B) The balance of the Executive's Account will be distributed to the Executive after his Termination of Employment in the form of a single lump sum payment, unless (1) the Executive makes an irrevocable written election, on a form provided by the Company, to receive his distribution in the form of annual installment payments for either five or ten years and (2) the date of his Termination of Employment is at least two years after the date on which the written election is provided to the Company.

       (C) The balance of the Executive's Account will be distributed to his Beneficiary as soon as administratively practicable after the Executive's death in the form of a single lump sum payment.

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       (D)  If the distribution is made in the form of a lump sum payment, the amount of the payment will be equal to the balance of the Executive's Account as of the last day of the month immediately preceding the distribution.

       (E) If the distribution is made in the form of installment payments, the undistributed portion of the Account balance will continue to be credited with earnings pursuant to Section 2.3. The first annual payment will be made on a date determined in accordance with Subsection A and subsequent annual payments will be made on or around the same date in each of the following four or nine years, as the case may be. The amount of the payment each year will be determined by dividing the Account balance as of the last day of the month immediately preceding the payment date by the total number of remaining payments (including the payment in question).

3.3.   SPECIAL RULES.

       (A) ACCELERATED DISTRIBUTION. Notwithstanding Sections 3.1 and 3.2, subject to Section 3.3(C) the Executive may elect an immediate distribution in an amount equal to 90 percent of the amount of the lump sum distribution to which he would then be entitled pursuant to Section 3.2(C) and the remaining 10 percent of his Account balance will be permanently forfeited. The distribution will be made in the form of a lump sum payment within the 10-day period following the receipt by the Company of the Executive's written request for the distribution.

       (B) UNFORESEEABLE EMERGENCY. Notwithstanding Sections 3.1 and 3.2, subject to Section 3.3(C) a distribution will be made to the Executive if the Company determines that he has experienced an "unforeseeable emergency." The amount of the distribution may not exceed the lesser of (1) the amount necessary to satisfy the emergency, as determined by the Company or (2) the amount of the lump sum distribution to which he would then be entitled pursuant to Section 3.2(D). The distribution will be made in the form of a lump sum payment within the 10-day period following the Company's determination that the Executive has experienced an unforeseeable emergency. For purposes of this section, an "unforeseeable emergency" is an unanticipated emergency that is caused by an event beyond the control of the Executive and that would result in severe financial hardship to the Executive if the hardship withdrawal was not permitted.

       (C)  NONDEDUCTIBILITY.

            (1) If the Company determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to the Executive for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code section 162(m), solely to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Executive pursuant to this Section 3.3 prior to the Change in Control is deductible, the Company may defer all or any portion of the distribution. Any amounts deferred pursuant to this subsection will continue to be credited with earnings in accordance with Section 2.3. The deferred amounts and earnings thereon will be distributed to the Executive or to his Beneficiary in the case of his death at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Executive for the taxable year of the Company during which the distribution is

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                 made will not be limited by Code section 162(m) or, if
                 earlier, the effective date of a Change in Control.

            (2) In lieu of a deferral of a distribution pursuant to Subsection (A), the Executive may make a written election to receive the distribution and reimburse the Company for the value of the deduction lost by operation of Code section 162(m) as a result of the distribution, as determined by the Company. The Company's good faith determination based on assumptions determined by the Company to be reasonable will be final and binding on the Company and the Executive and no adjustments will be made to reflect differences between assumptions and actual facts and circumstances. The amount of any reimbursement pursuant to this Subsection (B) in connection with a distribution pursuant to Subsection (A) will reduce, dollar for dollar, the amount of any forfeiture pursuant to Subsection (A). The Company may subtract the amount of any reimbursement due to the Company pursuant to this Subsection (B) from the amount of any distribution pursuant to this Agreement.

3.4. DISTRIBUTION REDUCES ACCOUNT BALANCE. The balance of the Account will be reduced as of the date of any distribution by the gross amount of the distribution.

3.5.   BENEFICIARY DESIGNATION.

       (A) Executive may designate, on a form furnished by the Company, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his Account after his death, and the Executive may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Executive and received by the Company during the Executive's lifetime. If the Executive is married, his spouse must consent to any designation, change or revocation which would result in any person other than the spouse being the Executive's primary Beneficiary. The consent must be in writing, signed by the spouse and witnessed by a notary public. The consent relates only to the specific Beneficiary or class of Beneficiaries designated and the spouse may not subsequently revoke the consent with respect to that Beneficiary or class of Beneficiaries unless the Executive makes a new designation. No change or revocation requires the consent of any person other than the Executive's spouse.

       (B)  If the Executive -

            (1)  fails to designate a Beneficiary, or

            (2) revokes a Beneficiary designation without naming another Beneficiary, or

            (3) designates one or more Beneficiaries none of whom survives the Executive,

            for all or any portion of his Account, such Account or portion will be payable to the Executive's surviving spouse or, if the Executive is not survived by a spouse, to the representative of the Executive's estate.

       (C) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Executive, become fixed as of the Executive's death so that, if a Beneficiary survives the Executive but dies before the

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            receipt of the payment due such Beneficiary, payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Executive is effective only to designate the person or persons standing in such relationship to the Executive at the Executive's death.

3.6. PAYMENT IN EVENT OF INCAPACITY. If the Executive or any Beneficiary entitled to receive a payment under this Agreement is, in the judgment of the Company, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Company: the Beneficiary (in the case of the incapacity of the Executive); the institution maintaining the Executive or Beneficiary; a custodian under the Uniform Transfers to Minors Act of any state (in the case of the incapacity of a Beneficiary); or the Executive's or Beneficiary's spouse, children, parents or other relatives by blood or marriage. The Company is not required to see to the proper application of any payment so made, and any such payment completely discharges all claims under this Agreement against the Company to the extent of the payment.

                                      ARTICLE
                                         4.
             ESTABLISHMENT OF TRUST; NATURE OF EXECUTIVE'S INTEREST

4.1.   ESTABLISHMENT OF TRUST.

       (A) The Company may choose to provide benefits through a Trust with an independent corporate trustee. The Trust must (1) be a grantor trust with respect to which the Company is treated as grantor,
            (2) not cause the benefits under this Agreement to be funded for federal income tax purposes or for purposes of the Employee Retirement Income Security Act of 1974, as amended, and (3) provide that Trust assets will, upon the Company's insolvency, be used to satisfy claims of the Company's general creditors. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

       (B) Notwithstanding Subsection (A), not later than the effective date of a Change in Control, the Company must transfer to the Trust an amount not less than the amount by which (1) 125 percent of the balance of the Account as of the last day of the month immediately preceding the effective date of the Change in Control exceeds (2) the value of the Trust assets attributable to the Agreement.

4.2. SOURCE OF PAYMENTS. The Company may make payment of benefits directly to the Executive or his Beneficiary as they become due under the terms of this Agreement or may direct the Trustee to make such payments. If the Trust assets are not sufficient to make payments of benefits in accordance with the terms of this Agreement, the Company will make the balance of each such payment as it falls due.

4.3. NATURE OF EXECUTIVE'S INTEREST. Nothing contained in the Agreement is to be construed as providing for assets to be held for the benefit of the Executive or any other person or persons to whom benefits are to be paid pursuant to the terms of this Agreement, the Executive's only interest under the Agreement being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Executive, and the Executive has

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       no interest in the assets of the Trust prior to their distribution pursuant to the Agreement. To the extent the Executive or any other person acquires a right to receive benefits under this Agreement or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

                                    ARTICLE
                                       5.
                                 MISCELLANEOUS

5.1. DETERMINATION OF BENEFITS. The Company will make all determinations as to rights to benefits under this Agreement. Subject to and in compliance with the specific procedures contained in the applicable regulations under the Employee Retirement Income Security Act of 1974, as amended.

       (A) Any decision by the Company denying a claim by the Executive or his Beneficiary for benefits under this Agreement will be stated in writing and delivered or mailed to the Executive or such Beneficiary.

       (B) Each such notice will set forth the specific reasons for the denial.

       (C) The Company will afford a reasonable opportunity to the Executive or Beneficiary for a full and fair review of the decision denying such claim.

5.2.   ADMINISTRATION.

       (A) Prior to a Change in Control, the Company's Board of Directors has discretionary power and authority to interpret, construe, apply, enforce and otherwise administer this Agreement and to act on behalf of the Company. The Board of Directors may delegate such power and authority to any individual or committee. Any action taken by the Board of Directors or the Board of Directors' delegate in good faith is binding and conclusive upon all parties in interest and neither the Board of Directors nor any such delegate will be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction, application, enforcement or other administration of this Agreement, so long as such action or omission to act be made in good faith.

       (B) After a Change in Control, the Board of Directors of the Company will interpret, construe, apply, enforce and administer this Agreement on behalf of the Company and, other than with respect to ministerial acts, the Board's duties are not delegable.

5.3. STATEMENTS. The Company will provide the Executive, or his Beneficiary after the Executive's death, with written statements, indicating the balance of the Account as of each January 31 (a "statement date") until the Account has been distributed in full. The statement will indicate the balance of the Account as of the last statement date, deferrals credited to the Account since the last statement date pursuant to Section 2.2, earnings credited to the Account since the last statement date pursuant to Section 2.3 and the balance of the Account as of the current statement date. If the Executive or Beneficiary fails to object to the balance reflected on the statement within 90 days after receipt, the balance will be presumed to be correct and the Executive or Beneficiary may not thereafter object to the balance or the computation thereof. Statements will be provided within 30 days after the statement date.

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5.4.   AMENDMENT.  This Agreement may not be amended, altered or modified, except by a written instrument signed on behalf of the Company by the Chair of the Compensation Committee of the Company's Board of Directors and the Executive, or their respective successors.

5.5. INUREMENT. This Agreement is binding upon and inures to the benefit of the Company and its successors and assigns, and the Executive, his successors, heirs, executors, administrators and Beneficiaries.

5.6. NON-ASSIGNABILITY OF BENEFITS. The benefits payable under this Agreement and the right to receive future benefits may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

5.7. WITHHOLDING AND OFFSETS. The Company and the Trustee retain the right to withhold from any benefit payment under this Agreement and from any other wages payable to the Executive, any and all income, employment, excise and other tax as the Company or Trustee deems necessary and, prior to a Change in Control, the Company may offset against amounts payable to the Executive or Beneficiary any amounts then owing to the Company by the Executive or Beneficiary.

5.8. NO EMPLOYMENT RIGHTS. Nothing in this Agreement either (a) confers on the Executive any right to continued employment with the Company, employment with the Company in any particular position or Bonus payments in any particular amount or (b) alters, impairs or modifies any such right arising under the Employment Agreement.

5.9.   DISPUTES.

       (A) The Company and the Executive agree that any dispute regarding this Agreement that they are unable to resolve to their mutual satisfaction by negotiation will be resolved exclusively by arbitration, by a panel of three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any arbitration proceeding that commences before a Change in Control will be held in St. Paul, Minnesota. Any arbitration proceeding that commences after a Change in Control will be held in a location within the continental United States specified by the Executive.

       (B) In connection with any dispute arising before a Change in Control, the Executive or Beneficiary is responsible for paying any costs he or she incurs, including attorney's fees and legal expenses, and the Company is responsible for paying any costs it incurs, including attorney's fees and legal expenses. In connection with any dispute arising after a Change in Control, the Company is responsible for paying all costs of both parties, including attorney's fees and expenses.

5.10. NO WAIVER. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party does not constitute a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party.

5.11.  OTHER BENEFITS.

       (A) Except to the extent otherwise expressly provided under a specific benefit plan, practice, policy or procedure of the Company, neither amounts deferred pursuant to Section 2.2

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            nor amounts paid to the Executive pursuant to Article 3
            constitute salary or compensation to the Executive for the purpose of computing benefits to which he may be entitled thereunder.

       (B) Amounts deferred pursuant to Section 2.2 will be considered "excess pensionable earnings" for purposes of the Merrill Corporation Supplemental Executive Retirement Plan for the plan year during which the amounts would have been paid to the Executive but for the deferral.

       (C) Deferrals pursuant to this Agreement will be made after any deferral of the Bonus pursuant to the Merrill Corporation Income Deferral Plan.

5.12. NO WARRANTIES REGARDING TAX TREATMENT. The Executive acknowledges that he has consulted independent counsel whose input has been incorporated in structuring this Agreement. The Company makes no warranties regarding the tax treatment to the Executive of any deferrals or payments made pursuant to this Agreement and the Executive will hold the Company and its officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken by the Company in good faith in connection with this Agreement.

5.13. NOTICE. All notices, requests, elections, demands and all other communications required or permitted by either party to the other party by this Agreement must be in writing and will be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as follows:

            If to the Company, to:

            Merrill Corporation
            Energy Park
            1 Merrill Circle
            St. Paul, MN  55108
            Attention:  Chair of the Compensation Committee of
                         the Board of Directors

            with a copy to the General Counsel

            If to Executive, to:

            John W. Castro
            3825 Bridgewater Drive
            Eagan, MN  55123

       Either party hereto may change its address for purposes of this section by giving 15 days' prior notice to the other party.

5.14. SEVERABILITY. If any term or provision of this Agreement or the application hereof to any person or circumstance is to any extent invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

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5.15.  COUNTERPARTS.  This Agreement may be executed in several counterparts each of which will be deemed to be an original copy, and all of which together constitute one agreement binding on the Company and the Executive.

To acknowledge and affirm their respective rights and obligations, the Company and the Participant have signed this Agreement as of the date first above written.

EXECUTIVE                                  MERRILL CORPORATION


                                           /s/ Kathleen A. Larkin,
/s/ John W. Castro                         Vice President-Human Resources
----------------------------               ------------------------------
March 30, 1998                             March 30, 1998









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